Exhibit 99.1

Cirrus Logic Reports Q3 Revenue of $523 Million

Strong Demand for Portable Audio Products Drove Revenue Above Expectations

AUSTIN, Texas--(BUSINESS WIRE)--February 1, 2017--Cirrus Logic, Inc. (Nasdaq:CRUS), a leader in high-precision analog and digital signal processing products, today posted on its investor relations website at http://investor.cirrus.com the quarterly Shareholder Letter that contains the complete financial results for the third quarter of fiscal year 2017, which ended Dec. 24, 2016, as well as the company’s current business outlook.

“Cirrus Logic delivered outstanding revenue, operating profit and earnings per share growth in the December quarter as demand for certain portable audio products accelerated,” said Jason Rhode, president and chief executive officer. “The company is delighted to be on track to deliver our third consecutive year of more than 25 percent annual revenue growth. With a comprehensive portfolio of products and extensive roadmap we are well positioned for success in the coming years as demand for innovative audio and voice technology continues to increase.”

Reported Financial Results – Third Quarter FY17

  Revenue of $523 million;
  GAAP and non-GAAP gross margin of 48.8 percent;
  GAAP operating expenses of $109 million and non-GAAP operating expenses of $91.5 million; and
  GAAP diluted earnings per share of $1.83 and non-GAAP diluted earnings per share of $1.87.

A reconciliation of the non-GAAP charges is included in the tables accompanying this press release.

Business Outlook – Fourth Quarter FY17

  Revenue is expected to range between $300 million and $340 million;
  GAAP gross margin is expected to be between 48 percent and 50 percent; and
  Combined GAAP R&D and SG&A expenses are expected to range between $110 million and $116 million, which includes approximately $11 million in share-based compensation and $8 million in amortization of acquired intangibles.

Cirrus Logic will host a live Q&A session at 5 p.m. EST today to answer questions related to its financial results and business outlook. Participants may listen to the conference call on the Cirrus Logic website. Participants who would like to submit a question to be addressed during the call are requested to email investor.relations@cirrus.com. A replay of the webcast can be accessed on the Cirrus Logic website approximately two hours following its completion, or by calling (404) 537-3406, or toll-free at (855) 859-2056 (Access Code: 47722143).

Cirrus Logic, Inc.

Cirrus Logic is a leader in high performance, low-power ICs for audio and voice signal processing applications. Cirrus Logic’s products span the entire audio signal chain, from capture to playback, providing innovative products for the world’s top smartphones, tablets, digital headsets, wearables and emerging smart home applications. With headquarters in Austin, Texas, Cirrus Logic is recognized globally for its award-winning corporate culture. Check us out at www.cirrus.com.

Use of non-GAAP Financial Information

To supplement Cirrus Logic's financial statements presented on a GAAP basis, Cirrus has provided non-GAAP financial information, including gross margins, operating expenses, net income, operating profit and income, tax expenses and diluted earnings per share. A reconciliation of the adjustments to GAAP results is included in the tables below. Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. The non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.

Safe Harbor Statement

Except for historical information contained herein, the matters set forth in this news release contain forward-looking statements, including future revenue growth opportunities and our estimates of fourth quarter fiscal year 2017 revenue, gross margin, combined research and development and selling, general and administrative expense levels, share-based compensation expense and amortization of acquired intangibles. In some cases, forward-looking statements are identified by words such as “expect,” “anticipate,” “target,” “project,” “believe,” “goals,” “opportunity,” “estimates,” “intend,” and variations of these types of words and similar expressions. In addition, any statements that refer to our plans, expectations, strategies or other characterizations of future events or circumstances are forward-looking statements. These forward-looking statements are based on our current expectations, estimates and assumptions and are subject to certain risks and uncertainties that could cause actual results to differ materially. These risks and uncertainties include, but are not limited to, the following: the level of orders and shipments during the fourth quarter of fiscal year 2017, customer cancellations of orders, or the failure to place orders consistent with forecasts, along with the timing and success of new product ramps; and the risk factors listed in our Form 10-K for the year ended March 26, 2016, as amended, and in our other filings with the Securities and Exchange Commission, which are available at www.sec.gov. The foregoing information concerning our business outlook represents our outlook as of the date of this news release, and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

Cirrus Logic and Cirrus are registered trademarks of Cirrus Logic, Inc. All other company or product names noted herein may be trademarks of their respective holders.

Summary financial data follows:

CONSOLIDATED CONDENSED STATEMENT OF OPERATIONS
(unaudited)
(in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	Dec. 24,	Sep. 24,	Dec. 26,	Dec. 24,	Dec. 26,
	2016	2016	2015	2016	2015
	Q3'17	Q2'17	Q3'16	Q3'17	Q3'16
Portable audio products	$483,712	$383,410	$308,803	$1,083,190	$801,821
Non-portable audio and other products	39,317	45,209	39,060	127,886	135,431
Net sales	523,029	428,619	347,863	1,211,076	937,252
Cost of sales	267,877	216,920	182,952	617,540	497,666
Gross profit	255,152	211,699	164,911	593,536	439,586
Gross margin	48.8%	49.4%	47.4%	49.0%	46.9%

Research and development	76,079	75,673	70,290	225,686	203,383
Selling, general and administrative	32,884	32,089	30,632	95,513	89,854
Patent agreement and other	-	-	78	-	(11,670)
Total operating expenses	108,963	107,762	101,000	321,199	281,567

Income from operations	146,189	103,937	63,911	272,337	158,019

Interest expense, net	(350)	(1,003)	(698)	(2,042)	(2,152)
Other income (expense), net	(47)	(261)	(818)	(161)	(991)
Income before income taxes	145,792	102,673	62,395	270,134	154,876
Provision for income taxes*	23,751	16,634	21,011	43,983	45,258
Net income*	$122,041	$86,039	$41,384	$226,151	$109,618

Basic earnings per share*:	$1.91	$1.37	$0.65	$3.59	$1.73
Diluted earnings per share*:	$1.83	$1.30	$0.63	$3.41	$1.66

Weighted average number of shares:
Basic	63,837	62,787	63,328	63,025	63,316
Diluted*	66,748	66,410	65,761	66,378	66,184

*Q2 FY17 results have been updated since our last quarterly report to reflect Cirrus Logic’s adoption of the Accounting Standards Update (ASU) 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The adoption of this new guidance impacted our previously reported quarterly results.

Prepared in accordance with Generally Accepted Accounting Principles

RECONCILIATION BETWEEN GAAP AND NON-GAAP FINANCIAL INFORMATION
(unaudited, in thousands, except per share data; not prepared in accordance with GAAP)

Non-GAAP financial information is not meant as a substitute for GAAP results, but is included because management believes such information is useful to our investors for informational and comparative purposes. In addition, certain non-GAAP financial information is used internally by management to evaluate and manage the company. As a note, the non-GAAP financial information used by Cirrus Logic may differ from that used by other companies. These non-GAAP measures should be considered in addition to, and not as a substitute for, the results prepared in accordance with GAAP.
	Three Months Ended			Nine Months Ended
	Dec. 24,	Sep. 24,	Dec. 26,	Dec. 24,	Dec. 26,
	2016	2016	2015	2016	2015
Net Income Reconciliation	Q3'17	Q2'17	Q3'16	Q3'17	Q3'16
GAAP Net Income*	$122,041	$86,039	$41,384	$226,151	$109,618
Amortization of acquisition intangibles	8,308	8,326	8,634	24,997	23,908
Stock based compensation expense	9,471	9,925	7,761	28,706	24,720
Patent agreement and other	-	-	78	-	(11,670)
Acquisition-related items	-	(3,566)	-	(3,566)	-
Adjustment to income taxes*	(15,094)	(12,251)	(3,737)	(34,191)	(13,404)
Non-GAAP Net Income	$124,726	$88,473	$54,120	$242,097	$133,172

Earnings Per Share Reconciliation
GAAP Diluted earnings per share*	$1.83	$1.30	$0.63	$3.41	$1.66
Effect of Amortization of acquisition intangibles	0.13	0.12	0.13	0.38	0.36
Effect of Stock based compensation expense	0.14	0.15	0.12	0.43	0.37
Effect of Patent agreement and other	-	-	-	-	(0.18)
Effect of Acquisition-related items	-	(0.05)	-	(0.05)	-
Effect of Adjustment to income taxes*	(0.23)	(0.19)	(0.06)	(0.52)	(0.20)
Non-GAAP Diluted earnings per share*	$1.87	$1.33	$0.82	$3.65	$2.01

Operating Income Reconciliation
GAAP Operating Income	$146,189	$103,937	$63,911	$272,337	$158,019
GAAP Operating Profit	28%	24%	18%	22%	17%
Amortization of acquisition intangibles	8,308	8,326	8,634	24,997	23,908
Stock compensation expense - COGS	282	235	213	747	918
Stock compensation expense - R&D	5,078	4,905	4,183	15,199	12,177
Stock compensation expense - SG&A	4,111	4,785	3,365	12,760	11,625
Patent agreement and other	-	-	78	-	(11,670)
Acquisition-related items	-	(3,566)	-	(3,566)	-
Non-GAAP Operating Income	$163,968	$118,622	$80,384	$322,474	$194,977
Non-GAAP Operating Profit	31%	28%	23%	27%	21%

Operating Expense Reconciliation
GAAP Operating Expenses	$108,963	$107,762	$101,000	$321,199	$281,567
Amortization of acquisition intangibles	(8,308)	(8,326)	(8,634)	(24,997)	(23,908)
Stock compensation expense - R&D	(5,078)	(4,905)	(4,183)	(15,199)	(12,177)
Stock compensation expense - SG&A	(4,111)	(4,785)	(3,365)	(12,760)	(11,625)
Patent agreement and other	-	-	(78)	-	11,670
Acquisition-related items	-	3,566	-	3,566	-
Non-GAAP Operating Expenses	$91,466	$93,312	$84,740	$271,809	$245,527

Gross Margin/Profit Reconciliation
GAAP Gross Margin	$255,152	$211,699	$164,911	$593,536	$439,586
GAAP Gross Profit	48.8%	49.4%	47.4%	49.0%	46.9%
Stock compensation expense - COGS	282	235	213	747	918
Non-GAAP Gross Margin	$255,434	$211,934	$165,124	$594,283	$440,504
Non-GAAP Gross Profit	48.8%	49.4%	47.5%	49.1%	47.0%

Effective Tax Rate Reconciliation
GAAP Tax Expense*	$23,751	$16,634	$21,011	$43,983	$45,258
GAAP Effective Tax Rate	16.3%	16.2%	33.7%	16.3%	29.2%
Adjustments to income taxes*	15,094	12,251	3,737	34,191	13,404
Non-GAAP Tax Expense	$38,845	$28,885	$24,748	$78,174	$58,662
Non-GAAP Effective Tax Rate	23.7%	24.6%	31.4%	24.4%	30.6%

Tax Impact to EPS Reconciliation
GAAP Tax Expense*	$0.36	$0.25	$0.32	$0.66	$0.68
Adjustments to income taxes*	0.23	0.19	0.06	0.52	0.20
Non-GAAP Tax Expense	$0.59	$0.44	$0.38	$1.18	$0.88
*Q2 FY17 results have been updated since our last quarterly report to reflect Cirrus Logic’s adoption of the Accounting Standards Update (ASU) 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting. The adoption of this new guidance impacted our previously reported quarterly results.

CONSOLIDATED CONDENSED BALANCE SHEET
unaudited; in thousands

	Dec. 24,	Mar. 26,	Dec. 26,
	2016	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$310,375	$168,793	$159,572
Marketable securities	72,342	60,582	67,148
Accounts receivable, net	246,630	88,532	127,754
Inventories	154,128	142,015	137,723
Deferred tax asset	-	-	19,404
Other current assets	41,747	46,207	37,982
Total current Assets	825,222	506,129	549,583

Long-term marketable securities	-	20,631	22,327
Property and equipment, net	167,933	162,656	159,149
Intangibles, net	144,005	162,832	171,664
Goodwill	287,518	287,518	287,518
Deferred tax asset	34,737	25,772	27,581
Other assets	13,990	16,345	18,099
Total assets	$1,473,405	$1,181,883	$1,235,921

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$154,930	$71,619	$114,483
Accrued salaries and benefits	33,122	21,239	22,438
Other accrued liabilities	24,687	35,266	36,301
Total current liabilities	212,739	128,124	177,384

Long-term debt	100,000	160,439	160,439
Other long-term liabilities	56,631	33,837	38,223

Stockholders' equity:
Capital stock	1,247,191	1,203,496	1,198,547
Accumulated deficit	(141,027)	(344,345)	(336,653)
Accumulated other comprehensive income (loss)	(2,129)	332	(2,019)
Total stockholders' equity	1,104,035	859,483	859,875
Total liabilities and stockholders' equity	$1,473,405	$1,181,883	$1,235,921
Prepared in accordance with Generally Accepted Accounting Principles

CONTACT:
Cirrus Logic, Inc.
Investor Contact:
Thurman K. Case, 512-851-4125
Chief Financial Officer
Investor.Relations@cirrus.com